                                          Exhibit (21) to the Annual Report
                                          on Form 10-K of W.W. Grainger, Inc.
                                          for the year ended December 31, 2001

                               W.W. GRAINGER, INC.

                      Subsidiaries as of February 28, 2002

Acklands - Grainger Inc. (Canada)

       - USI - AGI Prairies Inc. (Canada) (50% owned)

AGI Investment Corporation (Alberta)

Dayton Electric Manufacturing Co. (Illinois)

Grainger Caribe, Inc. (Illinois)

Grainger FSC, Inc. (U.S. Virgin Islands)

Grainger International, Inc. (Illinois)

       - WWG de Mexico, S.A. de C.V. (Mexico)

              - Grainger, S.A. de C.V. (Mexico)

              - WWG Servicios, S.A. de C.V. (Mexico)

       - SC Grainger Co., Ltd. (Japan) (34% owned)

       - MRO Korea Co., Ltd. (Korea) (49% owned)

       - Grainger Global Holdings, Inc.

              - Alpha Purchase Co., Ltd. (Japan) (11% owned)

Grainger Technology Partners, LLC (Delaware) (98% owned)

Lab Safety Supply, Inc. (Wisconsin)

       - The Ben Meadows Co., Inc. (Georgia)

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